UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): August 5, 2026

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock of The Macerich Company, $0.01 par value per share	MAC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into or Amendment of a Material Definitive Agreement.

On August 11, 2026, The Macerich Partnership, L.P. (the “Partnership”), the operating partnership of The Macerich Company (the “Company”), completed the issuance and sale of $775,000,000 aggregate principal amount of the Partnership’s 2.25% Exchangeable Senior Notes due 2031 (the “Notes”) pursuant to the purchase agreement among the Partnership, the Company and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as the representatives of the initial purchasers of the Notes, which included the full exercise of the option granted to the initial purchasers to purchase an additional $100,000,000 aggregate principal amount of the Notes. The Notes are fully and unconditionally guaranteed on a senior, unsecured basis, by the Company.

Indenture and Notes

The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of August 11, 2026, among the Partnership, the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes are senior, unsecured obligations of the Partnership, and are equal in right of payment with the existing and future senior, unsecured indebtedness of the Partnership, senior in right of payment to future indebtedness of the Partnership that is expressly subordinated to the Notes and effectively subordinated to the future secured indebtedness of the Partnership to the extent of the value of the collateral securing that indebtedness. The Notes are also structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Partnership is not a holder thereof) preferred equity, if any, of the subsidiaries of the Partnership.

The Notes accrue interest at a rate of 2.25% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2027. The Notes will mature on August 15, 2031, unless earlier exchanged or repurchased or redeemed by the Partnership. Before May 15, 2031, noteholders will have the right to exchange their Notes only upon the occurrence of certain events. From and after May 15, 2031, noteholders may exchange their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Exchanges will be settled in cash up to the aggregate principal amount of the Notes to be exchanged and, if applicable, cash, shares of the Company’s common stock, par value $0.01 per share (the “common stock”), or a combination thereof, at the Partnership’s election, in respect of the remainder (if any) of the Partnership’s exchange obligations in excess of the aggregate principal amount of the notes being exchanged. The consideration due upon exchange will be determined based on the exchange value of the Notes, measured proportionately for each trading day in an “Observation Period” (as defined in the Indenture) consisting of 40 consecutive VWAP trading days, and settled following the completion of that Observation Period. The consideration due in respect of each trading day in the Observation Period will consist of cash, up to at least the proportional amount of the principal amount being exchanged, and any excess of the proportional exchange value for that trading day will be settled in cash, shares of the Company’s common stock, or a combination thereof, at the Partnership’s election. The initial exchange rate is 35.4761 shares of the common stock per $1,000 principal amount of Notes, which represents an initial exchange price of approximately $28.19 per share of the common stock. The exchange rate and exchange price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the exchange rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Partnership’s option at any time, and from time to time, on or after August 20, 2029 and on or before the 41st scheduled trading day immediately before the maturity date, but only if certain liquidity conditions are satisfied and the last reported sale price per share of the Company’s common stock exceeds 130% of the exchange price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Partnership sends the related redemption notice; and (ii) the trading day immediately before the date the Partnership sends such redemption notice. However, the Partnership may not redeem less than all of the outstanding Notes unless at least $100.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Partnership sends the related redemption notice. The Partnership may also redeem the Notes, in whole or in part (subject to certain limitations), for cash at any time, and from time to time, if the Company’s board of directors (or a committee thereof) determines such redemption is necessary to preserve the Company’s status as a real estate investment trust. In either case, the redemption price will be a cash amount equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the exchange rate applicable to the exchange of that Note will be increased in certain circumstances if it is exchanged after it is called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception for certain cash mergers, noteholders may require the Partnership to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes but is not limited to certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

If a Registration Default Event (as defined in the Registration Rights Agreement referred to below) occurs or is continuing at any time during the period after the regular record date immediately preceding the maturity date and on or before the maturity date (or, if the maturity date is not a business day, the next business day), then the Partnership will pay a cash premium (the “Maturity Premium”) at maturity of certain exchanged Notes in an amount equal to 3% of their principal amount.

The Indenture contains customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include, but are not limited to, the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Partnership’s failure to send certain notices under the Indenture within specified periods of time; (iii) the failure by the Partnership or the Company to comply with certain covenants in the Indenture relating to the ability of the Partnership or the

Company to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Partnership or the Company, as applicable, and its subsidiaries, taken as a whole, to another person; (iv) a default by the Partnership or the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (v) certain defaults by the Partnership or the Company with respect to indebtedness for borrowed money (other than certain non-recourse indebtedness) of at least $150,000,000; (vi) the Partnership or the Company denies or disaffirms its obligations under the Registration Rights Agreement described below; (vii) except as expressly permitted by the Indenture, the guarantee of the Notes by the Company ceases to be in full force and effect or the Company denies or disaffirms its obligations under its guarantee; (viii) a default in the Partnership’s obligation to exchange a Note in accordance with the Indenture upon the exercise of the exchange right with respect thereto, if such default is not cured within three business days after its occurrence; and (ix) certain events of bankruptcy, insolvency and reorganization involving the Partnership, the Company or any significant subsidiary.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Registration Rights Agreement

In connection with the initial issuance of the Notes, the Partnership and the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the representatives of the initial purchasers. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a resale registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the shares of common stock, if any, issuable upon exchange of the Notes by beneficial owners of the shares who satisfy certain conditions and timely provide certain information to the Partnership. Subject to certain exceptions and limitations, the Registration Rights Agreement requires the Company to use commercially reasonable efforts to cause the resale registration statement to:

•

become effective under the Securities Act by the “resale registration statement effectiveness deadline date,” which is the date that is 180 days after the date the Notes are first issued; provided, however, that if the Company (whether directly or indirectly through one or more of its subsidiaries) has completed a significant acquisition and has not filed the financial statements required by Regulation S-X under the Securities Exchange Act of 1934, as amended, for such significant acquisition with the SEC by the date that would otherwise be the resale registration statement effectiveness deadline date, then the resale registration statement effectiveness deadline date will instead be the earlier of (i) the 210th day after the date the Notes are first issued; and (ii) the 30th calendar day after the date such financial statements are first filed (or, if earlier, are required to be filed) with the SEC; and

•	remain continuously effective and usable for a specified period of time.

However, the Company will have the right, in certain circumstances, to suspend the availability of the resale registration statement during “blackout periods” if there occurs or exists any pending corporate development, filing with the SEC or any other event, in each case that makes such suspension appropriate in the Company’s reasonable judgment. The Company’s right to institute or maintain blackout periods will be limited such that all blackout periods, together, may not exceed an aggregate of (i) 45 (or, in the case of certain proposed or pending material business transactions, up to 60) calendar days (whether or not consecutive) in any 90 consecutive calendar day period; or (ii) 90 (or, in the case of certain proposed or pending material business transactions, up to 120) calendar days (whether or not consecutive) in any 360 consecutive calendar day period.

During the period when the resale registration statement must remain effective, the Registration Rights Agreement requires the Company to make filings with the SEC to name new selling securityholders in the related prospectus or prospectus supplement to enable them to resell their shares of the Company’s common stock, if any, issuable upon exchange of the Notes pursuant to the resale registration statement.

The Registration Rights Agreement and the Indenture provide that additional interest will accrue on certain Notes during the continuance of a Registration Default Event (as defined in the Registration Rights Agreement). Subject to certain limitations, additional interest will accrue:

•

on all of the outstanding Notes for each day on which the resale registration statement is not on file with the SEC, effective under the Securities Act or usable during the period when it is required to be pursuant to the Registration Rights Agreement, but only to the extent that the number of days on which the resale registration statement is not so on file, effective or usable (inclusive of any blackout period) exceeds (1) 45 (or, in the case of certain proposed or pending material business transactions, 60) calendar days (whether or not consecutive) in any 90 consecutive calendar day period; or (2) 90 (or, in the case of certain proposed or pending material business transactions, 120) calendar days (whether or not consecutive) in any 360 consecutive calendar day period; provided, however, that no additional interest will accrue pursuant to the provision described in this bullet point as a result of the resale registration statement becoming unavailable in connection with the filing of certain post-effective amendments, but only to the extent that such unavailability does not exceed five business days; and

•

on any outstanding Note (and only such Note) for each day (other than during a blackout period) after certain specified deadlines on which, due to an omission, the beneficial owner of such Note is not named as a selling securityholder in the related prospectus or prospectus supplement.

Subject to certain limitations, any additional interest that accrues on a Note will, regardless of the number of events giving rise to such accrual, accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 90 days on which additional interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof.

The Registration Rights Agreement requires the Partnership and the Company to indemnify certain holders and their affiliated parties for certain losses arising in connection with material misstatements or omissions (or alleged material statements or omissions) in the resale registration statement or related documents.

The above description of the Registration Rights Agreement is a summary and is not complete. A copy of the Registration Rights Agreement is filed as Exhibit 4.3 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Registration Rights Agreement set forth in such exhibit.

Capped Call Transactions

On August 6, 2026, concurrently with the pricing of the Notes, and August 7, 2026, concurrently with the initial purchasers’ full exercise of the option to purchase additional Notes, the Partnership and the Company entered into capped call transactions (the “Capped Call Transactions”) with certain financial institutions (the “Option Counterparties”). The Capped Call Transactions cover, subject to customary adjustments, the number of shares of the common stock initially underlying the Notes. The Capped Call Transactions are expected generally to reduce the potential dilution to the common stock upon any exchange of Notes and/or offset any cash payments the Partnership is required to make in excess of the principal amount of exchanged Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions is initially approximately $34.06 per share, which represents a premium of approximately 45% over the last reported sale price of $23.49 per share of the common stock on August 6, 2026, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions will expire upon the maturity of the Notes, if not earlier exercised or terminated. A copy of the form of confirmation for the Capped Call Transactions is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Capped Call Transactions are separate transactions, entered into by the Partnership and the Company with the Option Counterparties, and are not part of the terms of the Notes.

Credit Agreement

On August 5, 2026, the Company, as a guarantor, the Partnership, as the borrower, and certain subsidiary guarantors, entered into the First Amendment to the Second Amended and Restated Credit Agreement (the “Amendment”) with Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and certain lenders party thereto, which amended certain terms of the Second Amended and Restated Credit Agreement, dated as of February 24, 2026 (the “Credit Agreement”). The Amendment modifies certain provisions of the Credit Agreement to, among other things, facilitate the Offering (as defined below), including by modifying certain defined terms and covenants and clarifying certain other provisions relevant thereto.

Except as modified by the Amendment, the terms of the Credit Agreement remain in full force and effect.

The foregoing summary is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The net proceeds from the Offering (defined below) were approximately $757.0 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. The Partnership used approximately $45.0 million of the net proceeds from the Offering to pay the cost of the Capped Call Transactions and intends to use the remainder of the net proceeds to refinance existing secured debt and for general corporate purposes. Pending such use, the Partnership may invest the net proceeds in short-term, interest-bearing deposit accounts.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon exchange of the Notes will be issued in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. Initially, a maximum of 32,992,757 shares of the Company’s common stock may be issued upon exchange of the Notes, based on the initial maximum exchange rate of 42.5713 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01.	Other Events.

On August 6, 2026, the Company issued a press release announcing the launch of the offering of the Notes in a private offering that is exempt from the registration requirements of the Securities Act (the “Offering”). On August 7, 2026, the Company issued a press release announcing the pricing of the Notes to be issued in the Offering.

Copies of the foregoing press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of August 11, 2026, among The Macerich Partnership, L.P., as issuer, The Macerich Company, as guarantor, and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of certificate representing the 2.25% Exchangeable Senior Notes due 2031 (included as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of August 11, 2026, among The Macerich Partnership, L.P., The Macerich Company, and the initial purchasers named therein.

10.1	Form of Capped Call Transaction Confirmation.

10.2	First Amendment to the Second Amended and Restated Credit Agreement, dated as of August 5, 2026

99.1	Launch Press Release, dated August 6, 2026.

99.2	Pricing Press Release, dated August 7, 2026.

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

By:	/s/ Daniel E. Swanstrom II
Daniel E. Swanstrom II
Senior Executive Vice President, Chief Financial Officer and Treasurer

Date: August 11, 2026